Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128805) pertaining to the 2005 Stock Incentive Plan and the 2001 Stock Incentive Plan of Genomic Health, Inc. of our report dated February 10, 2006, with respect to the consolidated financial statements of Genomic Health, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Palo Alto, California
March 20, 2006